                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                              REX STORES CORPORATION
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                                     [Logo]

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 7, 1996

     The Annual Meeting of Shareholders of REX Stores Corporation will be held at the Dayton Racquet Club, Kettering Tower, Dayton, Ohio on Friday, June 7, 1996, at 2:00 p.m., for the following purposes:

          1. Election of six members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

          2. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 19, 1996 will be entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order of the Board of Directors
                                          EDWARD M. KRESS
                                          Secretary

Dayton, Ohio
May 3, 1996

        WHETHER  OR NOT  YOU PLAN  TO ATTEND  THE MEETING,  PLEASE MARK,
        DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                                  MAILING DATE
                                  MAY 3, 1996

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX Stores Corporation, a Delaware corporation (the 'Company'), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on June 7, 1996 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

     The Company has one class of stock outstanding, namely Common Stock, $.01 par value, of which there were 9,033,171 shares outstanding as of May 1, 1996. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on April 19, 1996 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect.

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. Five of the six nominees are presently directors of the Company.

     Lee Fisher, former Ohio Attorney General and a partner of the law firm of Hahn Loeser & Parks in Cleveland, Ohio, has been nominated for election as a director to fill the newly created directorship which resulted from an increase in the size of the Board of Directors from five to six members effective

April 22, 1996. His experience as a lawyer, legislator, attorney general, teacher and author will be a valuable asset to the Board.

     If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

     Set forth below is certain information with respect to the nominees for director.

     STUART ROSE, 41, has been the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1984 as a holding company to succeed to the ownership of Rex Radio and Television, Inc. ('Rex Radio & TV'), Kelly & Cohen Appliances, Inc. ('Kelly & Cohen') and Stereo Town, Inc. ('Stereo Town'). Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio & TV, which he founded in 1980 to acquire the stock of a corporation which operated four retail stores.

     LAWRENCE TOMCHIN, 68, has been the President and Chief Operating Officer of the Company since 1990. From 1984 to 1990, he was the Executive Vice President and Chief Operating Officer of the Company. Mr. Tomchin has been a director of the Company since 1984. Mr. Tomchin was Vice President and General Manager of the corporation which was acquired by Rex Radio & TV in 1980 and served as Executive Vice President of Rex Radio & TV after the acquisition.

     ROBERT DAVIDOFF, 69, has been a director of the Company since 1984. Mr. Davidoff has been employed by Carl Marks & Co., Inc., an investment banking firm, since 1950 and currently is Vice President in charge of corporate finance. Mr. Davidoff is also a general partner of CMNY Capital, L.P., a limited partnership and successor in interest through liquidation to CMNY Capital Company, Inc., a small business investment company of which Mr. Davidoff was Vice President. Mr. Davidoff is also a director of Milgray Electronics, Inc., Sidari Corp., Hubco Exploration, Inc., Paging Partners Corp. and Marisa Christina, Inc.

     TIBOR FABIAN, 73, has been a director of the Company since 1984. Mr. Fabian was President and Chief Executive Officer of Mathematica, Inc., a management consulting, policy research and computer software company, from 1964 to 1983. In 1983, Mr. Fabian retired from Mathematica and now acts as an independent consultant in the areas of long-range planning and financial management. Mr. Fabian is also a director of Third Avenue Value Fund, Inc.

     EDWARD KRESS, 46, has been the Secretary of the Company since 1984 and a director of the Company since 1985. Mr. Kress has been a partner of the law firm of Chernesky, Heyman & Kress, counsel for the Company, since 1988. From 1985 to 1988, Mr. Kress was a member of the law firm of Smith & Schnacke. Mr. Kress has practiced law in Dayton, Ohio since 1974.

     LEE FISHER, 44, has been a partner of the law firm of Hahn Loeser & Parks since 1995. Mr. Fisher served as Ohio Attorney General from 1991 to 1995, State Senator, Ohio General Assembly, from 1983 to 1991, and State Representative, Ohio General Assembly, from 1981 to 1983. Mr. Fisher also practiced law with Hahn Loeser & Parks from 1978 to 1991.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Board has no nominating committee.

     The Executive Committee (of which Messrs. Rose and Tomchin are members) is empowered to exercise all the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends.

     The Audit Committee (of which Messrs. Davidoff and Fabian are members) meets with Company personnel and with representatives of the Company's independent public accountants to review internal auditing procedures and matters relating to the annual audit of the Company's financial statements. The committee also annually recommends to the Board of Directors the appointment of independent public accountants.

     The Compensation Committee (of which Messrs. Davidoff and Fabian are members) establishes the Company's executive compensation policies and administers the Company's stock option plans. See 'Compensation Committee Report on Executive Compensation.'

     The Executive Committee did not meet but took action by unanimous written consent seven times during the fiscal year ended January 31, 1996. The Audit Committee met once during the fiscal year ended January 31, 1996. The Compensation Committee met twice and took action by unanimous written consent three times during the fiscal year ended January 31, 1996.

     The Board of Directors held two meetings and took action by unanimous written consent once during the fiscal year ended January 31, 1996. Each incumbent director attended all meetings of the Board of Directors.

DIRECTOR COMPENSATION

     Directors who are not officers or employees of the Company may receive a fee of up to $1,000 plus reasonable expenses for each meeting of the Board attended.

     Nonemployee directors are eligible to receive grants of stock options under the Company's 1995 Omnibus Stock Incentive Plan. Under the Plan, on the date of each annual meeting of the Company's shareholders, each nonemployee director is awarded a nonqualified stock option to purchase a number of shares of Common Stock such that the exercise price of the option multiplied by the number of shares subject to the option is as near as possible to $100,000, but in no event more than 10,000 shares. The exercise price of each nonqualified option is the fair market value of the Common Stock on the date of grant. The options are exercisable in five equal annual installments commencing on the first anniversary of the date of grant and expire ten years from the date of grant. For fiscal 1996, each nonemployee director was granted an option to purchase 7,017 shares at an exercise price of $14.25 per share.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer, and to each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years ended January 31.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                      AWARDS
                                                                                   ------------
                                                          ANNUAL COMPENSATION       SECURITIES
                  NAME AND                              -----------------------     UNDERLYING          ALL OTHER
             PRINCIPAL POSITION                 YEAR    SALARY ($)    BONUS ($)     OPTIONS(#)     COMPENSATION ($)(1)
- ---------------------------------------------   ----    ----------    ---------    ------------    -------------------

Stuart Rose .................................   1996      154,500      544,000        456,552                0
  Chairman of the Board and Chief Executive     1995      154,500      543,810          5,270                0
  Officer                                       1994      153,875      478,000        306,993                0

Lawrence Tomchin ............................   1996      154,500      254,500        157,207                0
  President and Chief Operating Officer         1995      154,500      254,230          5,797                0
                                                1994      154,500      223,000        157,692                0

Douglas Bruggeman ...........................   1996       91,067       27,900         12,207              200
  Vice President -- Finance and Treasurer       1995       81,333       52,200          5,000              200
                                                1994       76,533       35,000          5,000              200

- ------------

(1) Amounts in this column represent employer matching contributions on behalf of the named executive under the Company's Profit Sharing Plan.

EMPLOYMENT AGREEMENTS

     Stuart Rose and Lawrence Tomchin have entered into Employment Agreements with Rex Radio & TV. The Agreements provide that Mr. Rose and Mr. Tomchin are each entitled to an annual salary of $154,500, a cash bonus at the discretion of the Board of Directors, participation in all employee benefit plans and reimbursement for business expenses. Each Agreement is for a term of three years commencing January 1, 1994 and is automatically renewed for additional one-year terms until Mr. Rose's or Mr. Tomchin's resignation, death, total disability or termination of employment for cause, unless earlier terminated by either party upon 180 days written notice. Effective September 1, 1995, Messrs. Rose and Tomchin each entered into new Employment Agreements on the same terms as their current Agreements for a three-year term commencing January 1, 1997 through December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made to the named executive officers during the fiscal year ended January 31, 1996.

                                                           INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                          ----------------------------------------------------     VALUE AT ASSUMED
                                           NUMBER OF      % OF TOTAL                             ANNUAL RATES OF STOCK
                                          SECURITIES       OPTIONS                                PRICE APPRECIATION
                                          UNDERLYING      GRANTED TO     EXERCISE                   FOR OPTION TERM
                                            OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
                  NAME                    GRANTED (#)    FISCAL YEAR      ($/SH)       DATE       5% ($)      10% ($)
- ----------------------------------------  -----------   --------------   --------   ----------   ---------   ---------
Stuart Rose.............................      6,552(1)                    15.262       7/6/00       27,630      61,052
                                            450,000(2)       61.1         13.875       7/6/05    3,926,700   9,950,850
Lawrence Tomchin........................      7,207(1)                    13.875       7/6/01       34,010      77,151
                                            150,000(2)       21.1         13.875       7/6/05    1,308,900   3,316,950
Douglas Bruggeman.......................      5,000(1)                    13.875       7/6/01       23,595      53,525
                                              7,207(3)        1.6         13.875       7/6/05       62,888     159,368

- ------------

(1) Incentive stock options granted pursuant to the Company's 1995 Omnibus Stock Incentive Plan (the 'Omnibus Plan'). These options become exercisable in five cumulative installments of 20% on each anniversary of the date of grant. The date of grant was July 6, 1995.

(2) Nonqualified options granted pursuant to the Omnibus Plan. These options become exercisable in one-third increments on December 31, 1997, 1998 and 1999.

(3) Nonqualified  option  granted  pursuant  to the  Omnibus  Plan.  This option
    becomes  exercisable  in  five  cumulative  installments  of  20%  on   each
    anniversary of the date of grant. The date of grant was July 6, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning each exercise of stock options during fiscal 1996 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT FISCAL YEAR-END      IN-THE-MONEY OPTIONS AT
                                        SHARES                                 (#)                 FISCAL YEAR-END ($)(1)
                                     ACQUIRED ON       VALUE       ---------------------------   ---------------------------
               NAME                  EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------------  ------------   ------------   -----------   -------------   -----------   -------------
Stuart Rose........................     27,932          301,526      523,193        573,105       2,998,946         45,835
Lawrence Tomchin...................     29,629          374,066      368,359        225,415       2,477,842         56,418
Douglas Bruggeman..................      2,500           26,250       15,000         22,207          93,625         18,875

- ------------

(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at January 31, 1996.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was comprised during fiscal 1996 of Robert Davidoff and Tibor Fabian, both outside directors of the Company. This Committee establishes policies relating to compensation of executive officers of the Company and administers the Company's 1995 Omnibus Stock Incentive Plan (the 'Omnibus Plan').

EXECUTIVE COMPENSATION POLICIES

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate base salary with annual bonuses based upon corporate and individual performance, supplemented with long-term equity-based incentive awards.

     Base salary is intended to be set at a level below the base salaries paid to executives of similarly-sized companies within the industry and the peer group. Salaries for executive officers are reviewed by the Committee on an annual basis, subject to the terms of any existing employment agreements.

     Annual bonuses are intended to comprise a substantial portion of each senior executive officer's annual cash compensation and are based upon corporate financial performance. For fiscal 1996, the Committee established the amount of the Company's pre-tax earnings as a percentage of net sales (the 'Pre-Tax
Earnings Percentage') as the most significant performance measure for determining senior executives' bonuses, with consideration also to be given to individual performance, Company performance and industry analysis and comparison. The relative weight assigned to each of these factors varies from year to year, however, strongest consideration is given to the Pre-Tax Earnings Percentage. Annual bonuses for the executive officers other than senior executives are established by the Chief Executive Officer based on his assessment of the individual's performance.

     Long-term incentive awards are made in the form of periodic grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and other stock-based awards pursuant to the Omnibus Plan. The Committee feels that stock options and other stock-based awards are an effective long-term incentive for executive officers to create value for shareholders, since their value bears a direct relationship to the Company's stock price. Stock options are granted at the fair market value of the underlying shares at the date of grant (unless otherwise required by applicable law), and generally vest in installments over multiple years. During fiscal 1996, incentive stock options were granted under the Omnibus Plan to 39 employees, including three executive officers, and nonqualified stock options were granted to five officers, including one executive officer, based primarily on the individual's contribution to the Company's growth and profitability. Nonqualified options were also granted to the two senior executive officers in connection with their entering into new three-year employment agreements.

CEO COMPENSATION

     Stuart Rose, the Chairman and Chief Executive Officer of the Company, received a base salary of $154,500 in fiscal 1996 pursuant to the terms of his employment agreement.

     Mr. Rose earned a cash bonus of $544,000 in fiscal 1996, compared to his fiscal 1995 cash bonus of $543,810. This slight increase was based on the fiscal 1996 Pre-Tax Earnings Percentage of 5.44% (compared to the fiscal 1995 Pre-Tax Earnings Percentage of 5.43%). In determining Mr. Rose's cash bonus, the Committee utilized, in part, a measure of an approximate $100,000 cash bonus for each Pre-Tax Earnings Percentage point.

     Mr. Rose was granted 6,552 incentive stock options under the Omnibus Plan in fiscal 1996 at an exercise price of $15.262 per share, which was 110% of the fair market value of the underlying shares on the date of grant. The number of options granted to Mr. Rose was determined based on a $100,000 aggregate option grant. Mr. Rose was also granted 450,000 nonqualified stock options under the Omnibus Plan at an exercise price of $13.875 per share, the fair market value of the underlying shares on the grant date, in connection with his entering into a new three-year employment agreement commencing January 1, 1997.

INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a federal income tax deduction to a public company for compensation paid in excess of $1 million in any taxable year to the corporation's chief executive officer or any of its four other most highly compensated executive officers. Based on current compensation levels and the present structure of the Company's compensation programs, the Company believes that the annual compensation paid to its executive officers will not exceed or otherwise be subject to the deduction limitation, other than with the possible exception of the nonqualified executive stock options granted in 1993. Depending upon the number of options exercised by a senior executive officer in a particular year and the value of the underlying shares at that time, exercise of the 1993 nonqualified executive stock options could result in the individual's annual compensation exceeding the $1 million deduction limitation.

                                          ROBERT DAVIDOFF
                                          TIBOR FABIAN

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and a 'peer' index comprised of three consumer electronics retailers (*) for the period commencing January 31, 1991 and ended January 31, 1996. The graph assumes an investment of $100 in the Company's Common Stock and each index on January 31, 1991 and reinvestment of all dividends.


                             1/31/91     1/31/92     1/31/93     1/31/94     1/31/95   1/31/96

REX Stores Corporation         $100      $211.76       $235.29     $479.41   $385.29     $305.88
S & P 500 Index                $100      $126.98       $135.36     $152.63   $153.46     $212.67
Peer Group Industry            $100      $122.54       $ 90.16     $ 96.64   $173.60     $ 46.51


- ------------

* The companies comprising this peer group are The Good Guys, Inc., Fretter, Inc. and Sound Advice, Inc. The Company believes these companies are similar due to their size ($100 million to $1 billion in annual sales), operations and length of time (at least five years) as a publicly held company.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth, as of May 1, 1996, certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company, each executive officer of the Company, all directors and executive officers of the Company as a group and those persons or groups known by the Company to own more than 5% of the Company's Common Stock.

     For purposes of this table, a person is considered to 'beneficially own' any shares if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after May 1, 1996) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household.

                                                                                                 COMMON STOCK
                                                                                              BENEFICIALLY OWNED
                                                                                            -----------------------
                                    NAME AND ADDRESS                                         NUMBER      PERCENT(1)
- -----------------------------------------------------------------------------------------   ---------    ----------
Stuart Rose(2) ..........................................................................   2,053,438       21.5%
  2875 Needmore Road
  Dayton, Ohio 45414
Lawrence Tomchin(3) .....................................................................     436,642        4.7%
  2875 Needmore Road
  Dayton, Ohio 45414
Robert Davidoff(4) ......................................................................     327,062        3.6%
  135 East 57th Street, 27th Floor
  New York, New York 10022
Tibor Fabian(5) .........................................................................      10,420       *
  215 Brookstone Drive
  Princeton, New Jersey 08543
Edward Kress(6) .........................................................................      52,364       *
  1100 Courthouse Plaza S.W.
  Dayton, Ohio 45402
Lee Fisher ..............................................................................           0       *
  3300 BP America Building
  200 Public Square
  Cleveland, Ohio 44114
Douglas Bruggeman(7) ....................................................................      27,500       *
  2875 Needmore Road
  Dayton, Ohio 45414
All directors and executive officers as a group (6 persons)(8)...........................   2,907,426       29.3%
FMR Corp.  ..............................................................................   1,167,900       12.9%
  82 Devonshire Street
  Boston, Massachusetts 02109(9)

- ------------

 * One percent or less.

(1) Percentages are calculated on the basis of the number of shares outstanding on May 1, 1996 plus the number of shares issuable upon the exercise of options held by the person or group which are exercisable within 60 days after May 1, 1996.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Includes (i) 198,456 shares held by the Stuart Rose Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, president and one of three members of the board of trustees, the other two being members of his immediate family and (ii) 531,142 shares issuable upon the exercise of options.

(3) Includes 2,202 shares held by Mr. Tomchin's wife and 346,334 shares issuable upon the exercise of options.

(4) Includes 325,659 shares held of record by CMNY Capital, L.P. and 1,403 shares issuable upon the exercise of options. Mr. Davidoff is a general partner of CMNY Capital, L.P. and has shared voting and investment power with respect to the shares it holds.

(5) Includes 2,000 shares held by Mr. Fabian's wife and 1,403 shares issuable upon the exercise of options.

(6) Includes 30,960 shares held by Mr. Kress as co-trustee of two trusts with respect to which Mr. Kress has shared voting and investment power and 1,403 shares issuable upon the exercise of options.

(7) Includes 14,000 shares issuable upon the exercise of options.

(8) Includes 895,685 shares issuable upon the exercise of options.

(9) Based on a Schedule 13G filing dated February 14, 1996.

                            ------------------------
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during fiscal 1996 all filing requirements applicable to its directors and executive officers were met except that Douglas Bruggeman filed a late Form 5 reporting the exercise of a stock option.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Rex Radio & TV leases 10,000 square feet for a store in a strip shopping center in Beavercreek, Ohio, from Stuart Rose/Beavercreek, Inc. The shareholders of Stuart Rose/Beavercreek, Inc. are Stuart Rose and Lawrence Tomchin. The lease term is 10 years plus four additional five year renewal options. Base rent is $82,500 per year during the primary term and increases each renewal term. In consideration of the lease, the Company licensed the REX trade name to Stuart Rose/Beavercreek, Inc. to name the shopping center 'Rex Centre.' The transaction was authorized by the Company's outside directors.

     During fiscal 1996, the Company paid the law firm of Chernesky, Heyman & Kress, of which Edward Kress is a partner, a total of $394,959 for legal services.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen & Co. served as the Company's independent public accountants for the fiscal year ended January 31, 1996, and has served in that capacity since the Company's incorporation in 1984. It is anticipated that representatives of Arthur Andersen & Co. will be present at the Annual Meeting to respond to questions from shareholders and to make a statement if they desire to do so.

     The Board of Directors of the Company annually appoints the independent public accountants for the Company after receiving the recommendations of its Audit Committee. No recommendation of the Audit Committee has been made concerning the appointment of independent public accountants for the fiscal year ending January 31, 1997.

                                 OTHER BUSINESS

SOLICITATION OF PROXIES

     The  Company  will  bear the  entire  expense of  this  proxy solicitation.
Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

SHAREHOLDER PROPOSALS

     Any proposal by any shareholder intended to be presented at the Company's 1997 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 2875 Needmore Road, Dayton, Ohio 45414 on or before January 3, 1997 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                          By Order of the Board of Directors

                                          EDWARD M. KRESS
                                          Secretary
May 3, 1996
Dayton, Ohio

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  APPENDIX 1-PROXY

PROXY                        REX STORES CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 7, 1996

The undersigned hereby appoints Stuart Rose and Lawrence Tomchin and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX STORES CORPORATION, a Delaware corporation (the 'Company'), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, June 7, 1996 at 2:00 p.m. and any adjournments thereof.

1. ELECTION OF DIRECTORS

[ ] FOR all nominees listed below                    [ ] WITHHOLD AUTHORITY to vote for all
                                                     nominees listed below

INSTRUCTION: TO  WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME BELOW.

             Stuart Rose, Lawrence Tomchin, Robert Davidoff, Tibor Fabian, Edward Kress, Lee Fisher

2. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                               (Continued, and to be signed, on the other side.)

(Continued from reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR PROPOSAL 1.

                                                  DATED  ................ , 1996
                                                   .............................
                                                   .............................
                                                           (Signatures)
                                                  SHAREHOLDERS  SHOULD DATE THIS
                                                  PROXY AND SIGN HERE EXACTLY AS
                                                  NAME(S)  APPEARS  HEREON.   IF
                                                  STOCK  IS  HELD  JOINTLY, BOTH
                                                  OWNERS SHOULD SIGN THIS PROXY.
                                                  EXECUTORS, ADMINISTRATORS,
                                                  TRUSTEES, GUARDIANS AND OTHERS
                                                  SIGNING   IN    A    FIDUCIARY
                                                  CAPACITY SHOULD INDICATE THEIR
                                                  FULL TITLE IN SUCH CAPACITY.